Intralinks Announces First Quarter 2016 Results

NEW YORK, NY - May 3, 2016 - Intralinks Holdings, Inc. (NYSE: IL), a leading, global SaaS provider of secure content collaboration solutions, today announced its results for the first quarter ended March 31, 2016.
“During the first quarter of 2016, we made great progress in two important areas - the expansion of our sales organization and the continued evolution of our differentiated platform," said Ron Hovsepian, Intralinks’ president and chief executive officer. “We continued to add new clients and expand relationships within existing clients during the quarter. In addition, we aggressively added sales capacity in light of the significant market opportunity in front of us. With the sales investment and the latest enhancements to our platform, I am excited about how we are positioned to deliver strong long-term performance.”

First Quarter 2016 Financial Highlights

•	Revenue for the first quarter of 2016 was $70.7 million, compared to $66.3 million in the first quarter of 2015, an increase of 7%, or 9% in constant currency.

◦	Enterprise revenue was $28.2 million, compared to $26.0 million in the first quarter of 2015, an increase of 8%, or 10% in constant currency.

◦	M&A revenue was $35.4 million, compared to $33.2 million in the first quarter of 2015, an increase of 7%, or 10% in constant currency.

◦	DCM revenue was $7.2 million, compared to $7.1 million in the first quarter of 2015, an increase of 1% in both actual and constant currency.

•	GAAP operating loss was $4.0 million, compared to $6.4 million in the first quarter of 2015. Non-GAAP adjusted operating income was $4.6 million, compared to $2.5 million in the first quarter of 2015.

•
GAAP operating margin was (5.7)% compared to (9.7)% in the first quarter of 2015, an improvement of 400 basis points. Non-GAAP operating margin was 6.5% compared to 3.7% in the first quarter of 2015, an increase of 280 basis points.

•
During the quarter, Intralinks repurchased approximately 324,000 shares of its common stock at a total cost of $2.7 million. In addition, during the month of April, the company repurchased approximately 338,000 shares at a total cost of $3.0 million.

Business Highlights

•	Expanded the sales organization with a focus on sales executives selling into the enterprise.

•	Forrester Research, Inc. named Intralinks VIA® a “Leader” in its latest report, The Forrester WaveTM: Enterprise File Sync and Share Platforms, Cloud Solutions, Q1 2016.

•
Gartner ranked Intralinks the number one vendor by market share in the collaboration and social software suites market for the tenth consecutive year. Intralinks leads the category with 17.4% market share based on worldwide revenues in 2015.

•	Launched off-line information rights management (IRM), an industry first, to provide users with increased freedom to work remotely without compromising security.

•	Launched Web Forms to improve collaboration through the secure collection of data directly in the platform.

•
Completed the acquisition of Verilume, which builds on the company’s strategy to provide its clients with business solutions for high-value content collaboration across boundaries, while also meeting stringent global data governance and security requirements. The acquisition of Verilume will enhance the execution of the company’s efforts to reduce the complexity of deploying and managing distributed cloud environments to deliver in-country and regional data locality and processing.

Business Outlook
Commenting on the company's outlook, Chris Lafond, Intralinks' chief financial officer said, "Our first quarter results highlight the effective execution of our strategy to invest in the expansion of our sales capacity while also improving operating margins. We expect to deliver double digit revenue growth again in 2016, as well as significantly improve margins and cash flow. The combination of our proven business model, sales investment, cost reduction efforts and share repurchase program provide us with the platform to accelerate our financial performance and continue to build shareholder value in 2016 and beyond."

Based on information available as of May 3, 2016, Intralinks is providing guidance for 2016 as follows:

Second Quarter 2016
Revenue: $72.0 million to $73.0 million
GAAP operating loss: $(5.5) million to $(5.0) million
Non-GAAP operating income: $4.0 million to $4.5 million
GAAP net loss per share: $(0.13) to $(0.12)
Non-GAAP net income per share: $0.03 to $0.04

Full Year 2016
Revenue: $300.0 million to $306.0 million
GAAP operating loss: $(20.6) million to $(18.6) million
Non-GAAP operating income: $17.0 million to $19.0 million
GAAP net loss per share: $(0.48) to $(0.44)
Non-GAAP net income per share: $0.12 to $0.15

Our full-year guidance above is based on foreign currency exchange rates as of January 2016. Excluding the impact of fluctuations in foreign currency exchange rates, our full-year guidance reflects 10% to 12% revenue growth.

Quarterly Conference Call
Intralinks will host a conference call today at 4:30 p.m. Eastern Time (ET) to discuss the company's first quarter 2016 financial results and 2016 business outlook. To access this call, dial 888-348-8637 (domestic) or 412-902-4244 (international). A passcode is not required. This presentation will also be webcast live on the investor relations section on the Intralinks website at www.Intralinks.com/ir.
Following the conference call, a replay will be available until May 10, 2016 at 877-870-5176 (domestic) or 858-384-5517 (international). The passcode for the replay is 10084325. An archived webcast of this conference call will also be available on the investor relations section on the Intralinks website at www.Intralinks.com/ir.

About Intralinks
Intralinks Holdings, Inc. (NYSE: IL) is a leading, global technology provider of secure enterprise content collaboration solutions. Through innovative Software-as-a-Service solutions, Intralinks’ software is designed to enable the exchange, control and management of information between organizations securely and compliantly when working through the firewall. More than 3.1 million professionals at 99% of the Fortune 1000 companies have depended on Intralinks' experience. With a track record of enabling high-stakes transactions and business collaborations valued at more than $28.1 trillion, Intralinks is a trusted provider of easy-to-use, enterprise strength, cloud-based collaboration solutions. For more information, visit www.Intralinks.com.

Non-GAAP Financial Measures
This press release includes certain financial measures that are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP” or “U.S. GAAP”). These non-GAAP measures should be considered in addition to the company's results prepared in accordance with U.S. GAAP and should not be considered substitutes for or superior to the company's U.S. GAAP results. We endeavor to compensate for the limitations of the non-GAAP measures presented in this release by providing the comparable GAAP measures with equal or greater prominence. We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures, which are included in this release.

Management defines its non-GAAP financial measures as follows:

•
Non-GAAP adjusted operating income represents the corresponding GAAP measure adjusted to exclude, if applicable: (1) amortization of intangible assets, (2) stock-based compensation expense and (3) impairment charges or asset write-offs.

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Non-GAAP adjusted net income represents the corresponding GAAP measure adjusted to exclude, if applicable: (1) amortization of intangible assets, (2) stock-based compensation expense and (3) impairment charges or asset write-offs. The income tax expense included in non-GAAP adjusted net income is calculated using an estimated long-term effective tax rate.

•	Non-GAAP adjusted net income per share represents non-GAAP adjusted net income (which is defined above) divided by fully diluted weighted average shares outstanding.

•	Free cash flow represents net cash provided by operating activities less capitalized software development costs and capital expenditures.

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The Company refers to growth rates at constant currency so that the results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the Company's performance from one period to another. Constant currency for revenue is calculated by retranslating current and prior period revenue at a consistent rate.

Management believes that these non-GAAP financial measures, when viewed with our results under U.S. GAAP and the accompanying reconciliations, provide useful information about our period-over-period growth and provide additional information that is useful for evaluating our operating performance. In addition, free cash flow provides management with useful information for managing the cash needs of our business. Management also believes that these non-GAAP financial measures provide a more meaningful comparison of our operating results against those of other companies in our industry, as well as on a period-over-period basis, because these measures exclude items that are not representative of our operating performance, such as amortization of intangible assets and stock-based compensation expense. Management believes that including these costs in our results of operations results in a lack of comparability between our operating results and those of our peers in the industry.
Reconciliations of GAAP to Non-GAAP financial measures are included in this press release.

Forward Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  This press release contains expressed or implied forward-looking statements that are not based on historical information relating to, among other things, expectations and assumptions concerning management's forecast of financial performance, future business growth, and management's plans, objectives, opportunities and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things:  the uncertainty of our future profitability; our ability to sustain positive cash flow or to attain our enterprise backlog objectives; periodic fluctuations in our operating results; when and on what terms we enter into contracts with customers subscribing to the Intralinks service and the impact thereof on the amount of our annualized recurring revenue at any point in time; fluctuations in currency exchange rates; our ability to manage our expected growth; risks related to our substantial debt balances and our ability to generate or obtain sufficient capital to service our debt and fund our business; our ability to maintain the security and integrity of our systems; risks associated with the privacy and protection of information in our possession; our ability to increase our penetration in our principal existing markets and expand into additional markets; our ability to expand into new geographic markets; delays in market adoption and penetration of our products and services; difficulties developing, integrating and introducing new products and services; our dependence on the volume of financial and strategic business transactions; our dependence on customer referrals and relationships; our ability to maintain and expand our direct sales capabilities; our ability to develop and maintain strategic relationships to sell and deliver our solutions; customer renewal rates and attrition; our ability to maintain the compatibility of our services with third-party applications; competition and our ability to maintain our average sales prices; our ability to adapt to changing technologies; interruptions or delays in our service; international risks; uncertainties surrounding domestic and global economic conditions; our ability to protect our intellectual property; costs of being a public company; and risks related to changes in laws, regulations or governmental policy, including data privacy and tax regulations. Further information on these and other factors that could affect our financial and other results is contained in our public filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent quarterly reports.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.
Intralinks undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.
“Intralinks,” "Intralinks VIA" and the Intralinks stylized logo are registered trademarks of Intralinks, Inc. © 2016 Intralinks, Inc.

Investor Contact
Dean Ridlon
Intralinks Holdings, Inc.
617-607-3957
dridlon@intralinks.com

Media Contact:
Ian Bruce
Intralinks Holdings, Inc.
(Cell) 508-574-2016
ibruce@intralinks.com

Intralinks Holdings, Inc.
Consolidated Balance Sheets
(In Thousands, Except Share Data)
(unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$34,491	$47,875
Investments	3,205	12,425
Accounts receivable, net of allowances of $4,693 and $4,265, respectively	57,712	50,360
Prepaid expenses	7,449	8,595
Other current assets	3,289	3,399
Total current assets	106,146	122,654
Fixed assets, net	19,555	20,789
Capitalized software, net	48,828	46,636
Goodwill	231,542	224,383
Other intangibles, net	32,124	38,106
Other non-current assets	7,605	7,619
Total assets	$445,800	$460,187
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,936	$10,094
Current portion of long-term debt, net of debt issuance costs	1,854	1,829
Deferred revenue	51,672	52,005
Accrued expenses and other current liabilities	23,208	29,856
Total current liabilities	84,670	93,784
Long-term debt, net of debt issuance costs	79,021	79,457
Other long-term liabilities	4,807	4,795
Commitments and contingencies
Stockholders' equity:
Undesignated Preferred Stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common Stock, $0.001 par value; authorized 300,000,000 shares; issued 58,562,669 and 58,434,464 shares; outstanding 58,238,249 and 58,434,464 shares, respectively	59	58
Additional paid-in capital	458,659	456,141
Accumulated deficit	(174,467)	(169,594)
Accumulated other comprehensive loss	(4,261)	(4,454)
Treasury Stock, 324,420 and 0 shares of common stock at cost	(2,688)	—
Total stockholders' equity	277,302	282,151
Total liabilities and stockholders' equity	$445,800	$460,187

Intralinks Holdings, Inc.
Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended March 31,
	2016	2015
Revenue	$70,723	$66,306
Cost of revenue	19,873	18,553
Gross profit	50,850	47,753
Operating expenses:
Sales and marketing	30,353	29,972
General and administrative	17,928	18,149
Product development	6,590	6,033
Total operating expenses	54,871	54,154
Loss from operations	(4,021)	(6,401)
Interest expense	1,117	1,130
Amortization of debt issuance costs	143	143
Other (income) expense, net	(543)	1,496
Net loss before income tax	(4,738)	(9,170)
Income tax expense	135	182
Net loss	$(4,873)	$(9,352)
Net loss per common share:
Basic	$(0.08)	$(0.17)
Diluted	$(0.08)	$(0.17)
Weighted average number of shares:
Basic	57,857,057	56,592,517
Diluted	57,857,057	56,592,517

Intralinks Holdings, Inc.
Consolidated Statements of Cash Flows
(In Thousands)
(unaudited)

	Three months ended March 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(4,873)	$(9,352)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,599	6,693
Amortization of intangible assets	5,982	5,987
Stock-based compensation expense	2,615	2,884
Other, net	48	1,103
Changes in operating assets and liabilities:
Accounts receivable	(7,446)	(5,170)
Prepaid expenses and other assets	1,311	(1,140)
Accounts payable	(1,161)	(1,075)
Accrued expenses and other liabilities	(8,297)	(7,595)
Deferred revenue	(115)	(507)
Net cash used in operating activities	(5,337)	(8,172)
Cash flows from investing activities:
Capitalized software development costs	(6,658)	(5,103)
Capital expenditures	(1,156)	(433)
Maturities of investments	9,184	4,550
Acquisitions, net of cash acquired	(6,359)	—
Net cash used in investing activities	(4,989)	(986)
Cash flows from financing activities:
Payments on long-term debt	(572)	(200)
Purchases of treasury stock	(2,688)	—
Other	(96)	(147)
Net cash used in financing activities	(3,356)	(347)
Effect of foreign exchange rate changes on cash and cash equivalents	298	(750)
Net decrease in cash and cash equivalents	(13,384)	(10,255)
Cash and cash equivalents at beginning of period	47,875	40,682
Cash and cash equivalents at end of period	$34,491	$30,427

Intralinks Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In Thousands)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Loss from operations	$(4,021)	$(6,401)
Amortization of intangible assets	5,982	5,987
Stock-based compensation expense	2,615	2,884
Non-GAAP adjusted operating income	$4,576	$2,470

Net loss	$(4,873)	$(9,352)
Amortization of intangible assets	5,982	5,987
Stock-based compensation expense	2,615	2,884
Income tax expense	135	182
Non-GAAP adjusted net income before tax	3,859	(299)
Non-GAAP income tax expense (benefit)	1,467	(114)
Non-GAAP adjusted net income	$2,392	$(185)

Net cash used in operating activities	$(5,337)	$(8,172)
Capitalized software development costs	(6,658)	(5,103)
Capital expenditures	(1,156)	(433)
Free cash flow	$(13,151)	$(13,708)

Intralinks Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures - Guidance
(In Thousands)
(unaudited)

	Three Months Ending June 30, 2016	Year Ending December 31, 2016
Loss from operations	$(5,202)	$(19,557)
Amortization of intangible assets	5,962	23,866
Stock-based compensation expense	3,490	13,691
Non-GAAP adjusted operating income	$4,250	$18,000

Net loss	$(7,063)	$(27,056)
Amortization of intangible assets	5,962	23,866
Stock-based compensation expense	3,490	13,691
Income tax expense	663	2,540
Non-GAAP adjusted net income before tax	3,052	13,041
Non-GAAP income tax expense	1,160	4,955
Non-GAAP adjusted net income	$1,892	$8,086

Note: All forward-looking figures presented in these tables are stated at the mid-point of the estimated range.